                                                                  Exhibit 10.28



                             PUT AND CALL AGREEMENT


                  PUT AND CALL AGREEMENT dated as of February 5, 1999 (this "Agreement") among (i) HICKS, MUSE, TATE & FURST EQUITY FUND III, L.P. (the "Fund"); (ii) (with respect to Sections 14 and 15 hereof) by HM3/GP PARTNERS, L.P., HICKS, MUSE GP PARTNERS III, L.P. and HICKS, MUSE FUND III INCORPORATED (such three entities being collectively referred to hereinafter as the "General Partner"), (iii) THE CHASE MANHATTAN CORPORATION, CREDIT SUISSE FIRST BOSTON CORPORATION and SALOMON BROTHERS HOLDING COMPANY INC. (each, a "Purchaser" and collectively, the "Purchasers") and (iv) CHASE SECURITIES, INC., as arranger (the "Arranger") with respect to the Securities Purchase Agreement referred to below and the transactions contemplated hereby.

RECITALS:

                  WHEREAS, STC Broadcasting, Inc., a Delaware corporation ("STC"), the Purchasers and the Arranger are parties to a Securities Purchase Agreement dated as of the date hereof providing for the commitment (the "Commitment") by the Purchasers or their assignees to purchase up to $90.0 million of Preferred Stock, Series B, of STC (the "Securities Purchase Agreement"; except as otherwise defined herein, terms defined in the Securities Purchase Agreement are used herein as therein defined); and

                  WHEREAS, it is a condition to the Purchasers' obligation to purchase Preferred Stock, Series B, under the Securities Purchase Agreement that the Fund and the General Partner shall have executed and delivered this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the other benefits accruing to the Fund and the General Partner, on the one hand, and the Purchasers, on the other hand, the receipt and sufficiency of which arc hereby acknowledged, each of the Fund and the General Partner (with respect to Sections 14 and 15 hereof) hereby makes the following representations and warranties to the Purchasers and the Arranger and the Fund, and the General Partner (with respect to Sections 14 and 15 hereof) hereby covenants and agrees with the Purchasers and the Arranger as follows:

                  Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                  "Enforcement Costs" has the meaning provided in Section 9 of this Agreement.

                  "Purchase Price" means an amount in cash equal to the sum of
(i) the full face amount of all shares of Preferred Stock, Series B then outstanding, plus (ii) all accrued unpaid dividends thereon through the applicable purchase date, plus (iii) any breakage costs, in each case determined in accordance with the Preferred Stock, Series B.

                  "Trigger Event" means the earliest to occur of (i) the occurrence of an Event of Default under (x) the Indenture dated as of March 25, 1997, as in effect on the date hereof, between STC, on the one hand, and U.S. Trust Company of Texas, as trustee, on the other hand, (y) the Amended and Restated Credit Agreement, dated as of July 2, 1998, among the Company, The Chase Manhattan Bank, as administrative agent, NationsBank, N.A., as documentation agent, Salomon Brothers Holding Company Inc., as syndication agent, and any other financial institutions from time to time party thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including by way of adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders (or other institutions) or (z) the Securities Purchase Agreement; (ii) a failure to comply (within 5 Business Days after receipt of notice from the Arranger) with any of the terms of the Certificate of Designation with respect to the Preferred Stock, Series B or (iii) August 5, 1999.

                  Section 2. Put Rights and Obligations. At any time and from time to time after a Trigger Event, any Purchaser may, on behalf of itself and the then holders of Preferred Stock, Series B, (A) upon written notice to the Fund, require the Fund (x) to purchase all then outstanding shares of Preferred Stock, Series B, in cash in an amount equal to the Purchase Price, together with any other obligations under the Securities Purchase Agreement or Engagement Letter then due and payable to Purchasers or the Arranger, as the case may be, or any of their respective affiliates, or payable on their behalf, including any costs and expenses with respect to the exercise of such put and,
(y) assume (with full release of all obligations of the Arranger and each Purchaser or any assignee thereof) any remaining Commitment and, (B) each holder of Preferred Stock, Series B agrees to sell its Preferred Stock, Series B to the Fund in connection with a sale pursuant to this Section 2. Each such purchase and assumption shall be made on the Business Day specified in the written notice to the Fund delivered pursuant to this Section 2, provided that the date specified shall not be sooner than 15 Business Days after the delivery of the written notice to the Fund.

                  Section 3. Call Rights and Obligations. At any time and from time to time prior to the satisfaction and release of this Agreement pursuant to Section 22 of this Agreement, the Fund may upon at least 5 Business Days' prior written notice to Arranger, purchase all outstanding shares of Preferred Stock, Series B, by paying to the Arranger on behalf of the holders of Preferred Stock, Series B, in cash in an amount equal to the Purchase Price, together with all other obligations under the Securities Purchase Agreement or Engagement Letter then due and payable to any of the Purchasers or the Arranger, as the case may be, or any of their respective affiliates, or payable on their behalf, including any costs and expenses with respect to the exercise of such call (including any breakage costs with respect to any payment made on a date other than a dividend payment date). The delivery of any such notice by the Fund shall be deemed to be an immediate assumption with full release of all Obligations of the Purchasers of any remaining Commitment. Upon the delivery of any notice pursuant to this Section 3, the obligation of the Fund to make such purchase described in this Section 3 shall be absolute and irrevocable.

                  Section 4. Determination of Obligations and Purchase Price Therefor. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the Securities Purchase Agreement or the Assignment and Acceptance, for purposes of determining the purchase price payable from time to time pursuant to the provisions of this Agreement, accrued dividends shall include, without limitation, all dividends accruing on the Preferred Stock, Series B, subsequent to the filing of a petition of bankruptcy at the stated dividend rate, whether or not such dividends are an allowed claim under applicable law, shall be calculated without regard to any invalidity, irregularity or unenforceability of all or any part of an obligation of STC under the Securities Purchase Agreement or the Preferred Stock, Series B, and shall be calculated without giving effect to any setoff, counterclaim or other similar provision.

                  Section 5. Nature of Purchases, etc. (a) The Fund irrevocably acknowledges and agrees that all purchases of shares of Preferred Stock, Series B, by it and any assignment to it of the Commitment (in accordance with Exhibit 1 hereto), in each case pursuant to this Agreement shall be without recourse to, or representation or warranty by, the Arranger or any Purchaser except as expressly provided in the Assignment and Acceptance. In connection with purchases and assignments pursuant to this Agreement, the respective parties may enter into an Assignment and Acceptance in substantially the form contemplated by Section 8.06 of the Securities Purchase Agreement, but the failure so to enter into any such Assignment and Acceptance shall in no way affect the validity of the assignment, purchase and/or assumption hereunder.

                  (b) Any amendments, modifications and waivers to the Securities Purchase Agreement, the Certificate of Designation with respect to the Preferred Stock, Series B and/or the Engagement Letter that require the consent of the Arranger or any other party thereto (other than STC) shall also require the consent of the Fund.

                  Section 6. Remedies. (a) In the event that the Fund fails to perform its obligations pursuant to Section 2 or following its giving of the notice provided in Section 3, any of the Purchasers may bring any action, proceeding or court action seeking (i) specific performance of the obligations of the Fund and the General Partner hereunder, including, without limitation, the obligations of the Fund and the General Partner under Section 15, which the parties hereto agree shall be available to the maximum extent permitted by applicable law, (ii) damages as a result of any such failure to perform pursuant to this Agreement, with the parties hereto agreeing that all damages (including without limitation the full unpaid amount due hereunder and consequential damages) to the Purchasers arising as a result of any breach by the Fund of its obligations hereunder shall be recoverable by them in any such action and/or (iii) any other remedy available under applicable law, including, without limitation specific performance or injunctive relief with respect thereto. Without limiting the foregoing, following any failure by the Fund to perform any of its obligations pursuant to Sections 2 and/or 3, the Purchasers shall be permitted (but not obligated) to dispose of the Preferred Stock, Series B and/or any Commitment, in any commercially reasonable fashion and, in the event of an such disposition of Preferred Stock, Series B, the Fund shall be liable to the Purchasers for the amount, if any, by which (x) the amount which would be required to be paid by the Fund hereunder if the Preferred Stock, Series B, were purchased by it on the date of the respective disposition pursuant to Section 2 hereof exceeds (y) the cash amount actually received by the Purchasers from the disposition of the Preferred Stock, Series B.

                  (b) To the maximum extent permitted by applicable law, all of the remedies set forth herein or in the Securities Purchase Agreement or at law or in equity shall be equally available to the Purchasers and the Arrangers and the choice by any of the Purchasers or the Arranger, as the case may be, of one such alternative over another shall not be subject to question or challenge by the Fund, the General Partner or any other Person, nor shall any such choice be asserted as a defense, setoff or failure to mitigate damages in any action, proceeding, or court action by the Purchasers or the Arranger, as the case may be, to recover or seeking any other remedy under this Agreement, nor shall any such choice preclude the Arranger from subsequently electing to exercise a different remedy.

                  Section 7. Waiver. The Fund and the General Partner hereby irrevocably waive (i) notice of acceptance of this Agreement by the Purchasers and the Arranger and, except as otherwise expressly required by Section 2 hereof, any and all notices and demands of every kind which may be required to be given by any statute, rule or law, (ii) any defense, right of set-off or other claim which the Fund or General Partner may have against STC, or which the Fund, the General Partner or STC may have against the Purchasers or the Arranger and (iii) any failure by the Purchasers or the Arranger to inform the Fund or General Partner of any facts the Purchasers or the Arranger may now or hereafter know about STC, the Fund, the General Partner, or the transactions contemplated by the Securities Purchase Agreement, it being understood and agreed that the neither Arranger nor the Purchasers have any duty to so inform and that the Fund and the General Partner are fully responsible for being and remaining informed of all circumstances bearing on the existence or creation or the risk of nonperformance by STC under the Securities Purchase

Agreement or the Preferred Stock, Series B. Neither the Purchasers nor the Arranger shall have an obligation to disclose or discuss with the Fund their assessment of the financial condition of STC. The Fund and the General Partner acknowledge that no representations of any kind whatsoever have been, or will be, made by the Purchasers or the Arranger to the Fund or General Partner, except as expressly provided in the Assignment and Acceptance when delivered by the Arranger to the Fund. No modification or waiver of any of the provisions of this Agreement shall be binding upon the Purchasers and the Arranger except as expressly set forth in a writing duly signed and delivered by the Purchasers and the Arranger. The Fund and the General Partner further agree that any exculpatory or exoneration language contained in any document evidencing the Preferred Stock, Series B, or any Commitment shall in no event apply to this Agreement, and will not prevent the Purchasers or the Arranger from proceeding against the Fund to enforce this Agreement.

                  Section 8. Nature of Liability; Independent Obligation. (a) Each of the Fund and the General Partner agrees this Agreement may be enforced by any of the Purchasers or the Arranger without the necessity at any time of resorting to or exhausting any proceedings or actions under the Securities Purchase Agreement the Preferred Stock, Series B, or otherwise, or resorting to any other guaranties or attempting first to collect thereunder (or to enforce the performance thereof) by STC. The Fund and the General Partner hereby waive the right to require any Purchaser or the Arranger to join STC in any action brought hereunder or to commence any action against or obtain any judgment against STC or to pursue any other remedy or enforce any other right. To the extent permitted by applicable law, the Fund and the General Partner further agree that nothing contained herein or otherwise shall prevent any Purchaser or the Arranger from pursuing concurrently or successively all rights and remedies available to the Arranger at law and/or in equity or under the Securities Purchase Agreement, and the exercise of any of its rights or the completion of any of its remedies shall not constitute a discharge of any of the Fund's obligations hereunder, it being the purpose and intent of the Fund and the General Partner that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances whatsoever without regard to the validity, regularity or enforceability of the Securities Purchase Agreement. Neither the obligations of the Fund nor the General Partner under this Agreement nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by any impairment modification, change, release or limitation of the liability of STC under the Securities Purchase Agreement or by reason of the Fund's, the General Partner's or STC's bankruptcy or by reason of any creditor or bankruptcy proceeding instituted by or against the Fund or STC.

                  (b) Subject to applicable law, this Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment on or with respect to the Preferred Stock, Series B, or any part thereof in cash in an amount equal to the Purchase Price, together with any other obligations under the Securities Purchase agreement or Engagement Letter then due and payable to any Purchaser or the Arranger, as the case may be, or any of their respective affiliates, or payable on their behalf, including any costs and expenses with respect tot he exercise of such put, is rescinded or must otherwise be restored or returned by any Purchaser or the Arranger, as the case may be, upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Fund, the General Partner or STC, or upon or as result of the appointment of a receiver, intervenor, custodian or conservator of, or trustee or similar officer for, the Fund or STC or any substantial part of any such person's property, or otherwise, all as though such payments had not been made regardless of whether any Purchaser or the Arranger contested the order requiring the return of such payment.

                  Section 9. Enforcement Costs. If: (i) this Agreement is placed with an attorney or law firm for enforcement or is enforced through any legal proceeding; (ii) an attorney or law firm is retained to represent the Arranger or any Purchaser in any bankruptcy, reorganization, receivership, or other proceedings initiated by or against the Fund affecting creditors' rights and involving a claim under this Agreement;

or (iii) an attorney or law firm is retained to represent the Arranger or any Purchaser in any other proceedings whatsoever in connection with the enforcement of this Agreement or to provide advice or other representation with respect to the enforcement of this Agreement, then the Fund agrees to pay to the Arranger or any Purchaser, as applicable, upon demand all costs and expenses, including, without limitation, court costs, filing fees, and all other reasonable costs and expenses incurred in connection therewith, including, without limitation, reasonable attorneys' fees and expenses (all of which costs, expenses, and fees are referred to herein as "Enforcement Costs"), in addition to all other amounts due hereunder. regardless of whether all or a portion of such Enforcement Costs are incurred in a single proceeding brought to enforce this Agreement.

                  Section 10. Severability. If any provisions of this Agreement are found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy and if such court should declare any provisions of this Agreement to be illegal, invalid. unlawful, void or unenforceable as written, then it is the intent of the parties that such provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provisions were not contained therein, and that the rights, obligations and interest of the Arranger and the Purchasers under the remainder of this Agreement shall continue in full force and effect.

                  Section 11. Execution of Assignment and Acceptance. Upon the exercise by any Purchaser on behalf of all the Purchasers of its rights under
Section 2 hereof or the exercise by the Fund of its rights under Section 3 hereof (but before the fulfillment by the Purchasers of all of their Commitments under the Securities Purchase Agreement), the Arranger and the Fund agree promptly to execute and deliver an Assignment and Acceptance as set forth in Exhibit 1 hereto.

                  Section 12. Liability Absolute. The liability of the Fund and the General Partner to the Purchasers and the Arranger under this Agreement shall be fixed and absolute, and it shall not constitute a defense, counterclaim, setoff, or recoupment thereto that any of the Purchasers or the Arranger has not made any demand or protest or instituted any action or proceeding against STC or against any other Person who may be liable or otherwise responsible for all or any of the Preferred Stock, Series B, nor shall any Purchaser or the Arranger be required to perform any of the above acts against STC as a condition of enforcing any of their respective rights against the Fund in accordance with the terms of this Agreement.

                  Section 13. Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the Fund, the General Partner or any of the Purchasers or the Arranger shall be deemed to have been duly given or made when received by the party to which such notice, request demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

                  (a) if to the Fund or the General Partner, at:

                  c/o Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court
                  Suite 1600
                  Dallas, Texas  75201
                  Attention:  Lawrence D. Stuart, Jr.
                  Telephone:  (214) 740-7365
                  Facsimile:  (214) 740-7313
with copies to:

                  Weil, Gotshal  & Manges LLP
                  100 Crescent Court, Suite 1300
                  Dallas, TX  75201
                  Attention:  Glenn D. West, Esq.
                  Telephone:  (214) 746-7700
                  Facsimile:  (214) 746-7777

or

                  (b) if to the Arranger or any Purchaser, as provided in the Securities Purchase Agreement; with a copy to:

                  Cahill Gordon & Reindel,
                  80 Pine Street
                  New York, NY  10005
                  Attention:  Michael A. Becker, Esq.
                  Telephone:  (212) 701-3000
                  Facsimile:  (212) 269-5420


or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

                  Section 14. Representations. In order to induce the Arranger and the Purchasers to enter into the Securities Purchase Agreement and to purchase the Preferred Stock, Series B, as provided therein, the Fund (as to itself) and the General Partner (as to the Fund and itself) make the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the purchase of the Preferred Stock, Series B.

                  (1) Partnership Status. The Fund and each General Partner (i) is a duty organized and validly existing partnership or corporation, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the partnership or corporate, as the case may be, power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications.

                  (2) Power and Authority. The Fund and each General Partner has the partnership or corporate, as the case may be, power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement. The Fund and each General Partner has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms.

                  (3) No Violation. Neither the execution, delivery or performance by the Fund or any General Partner of this Agreement, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Fund or any General Partner pursuant to the terms of any indenture, mortgage, deed of trust, Securities Purchase Agreement or any other agreement, contract or instrument, to which the Fund is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the partnership agreement of the Fund or the partnership agreement or charter or by laws of any General Partner.

                  (4) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Agreement or (ii) the legality, validity, binding effect or enforceability of this Agreement.

                  (5) Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Fund or any General Partner threatened (i) with respect to this Agreement, or (ii) that could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Fund or any General Partner or their ability to fully and timely perform their obligations hereunder.

                  (6) Compliance with Statutes, etc. The Fund and each General Partner is in compliance in all material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls).

                  (7) Capital Contributions. The General Partner has the sole and unilateral right under the partnership agreement of the Fund to call cash capital contributions from the partners to the Fund and to make any capital contributions to STC and Sunrise Television Corp., a Delaware corporation and the parent of STC ("Holdco"), which contributions may be used to fund the Fund's obligations hereunder. The aggregate amount of unfunded capital commitments of the partners to the Fund (after subtracting therefrom the sum of (x) the commitments of any partner who has defaulted in any of its obligations to the Fund and (y) the maximum amount of "Other Obligations") are in an amount at least equal to $124.3 million. Other Obligations shall mean the amount of all other obligations of the Fund with respect to the payment of money, including, without limitation, with respect to contractual or other obligations to purchase securities, including under any letters of intent, other put/call agreements or other agreements similar to this Agreement, any agreement to guaranty or otherwise provide financial support with respect to any other obligations and any other capital commitments made by or on behalf of the Fund.

                  (8) Financial Statements. The (i) unaudited balance sheet of the Fund for the nine-month period ended September 30, 1998 and the related statements of income and cash flows and (ii) the audited balance sheet of the Fund for the year ended December 31, 1997 and the related statements of income and cash flows provided to the Arranger, fairly present the financial condition, changes in net assets and receipts and disbursements of the Fund at the dates and for the period to which they relate and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as otherwise stated therein and except that they do not contain full footnote disclosures in accordance with
         GAAP). All of the financial statements referred to in clause (i) above have been prepared on a basis substantially consistent with that of the audited financial statements referred to in clause (ii) above (except as otherwise stated therein). All such financial statements and information are complete and correct and have been previously delivered to the Arranger prior to the execution and delivery of this Agreement. The aggregate amount of unfunded capital commitments of the Fund, excluding the commitments of any partner who has defaulted in any of its obligations to the Fund, available to be called for investment, including with respect to the Fund's obligations hereunder, as of the date hereof, is $222,250,850.

                  (9) The Fund and the General Partner represent and warrant that, as of the date hereof, the Fund owns no less than 75% of the economic interest in Holdco on a fully diluted basis.

                  Section 15. Covenants. (a) Each of the Fund and the General Partner agree to take all action as may be necessary so that, at all times prior to the satisfaction and release of all obligations of the Fund under this Agreement pursuant to Section 22 of this Agreement, the General Partner shall have the right to call cash capital contributions from the limited partners of the Fund in amounts, and at times, sufficient to fund in a timely manner all obligations of the Fund under this Agreement. Without limitation of the foregoing, each of the Fund and the General Partner shall perform and observe all the terms and provisions of the partnership agreement of the Fund to be performed or observed by it in respect of such cash capital contribution; maintain such partnership agreement in full force and effect; enforce such partnership agreement in respect of such cash capital contributions in accordance with its terms; give notice to the limited partners to make payments of their cash capital contributions in such aggregate amount, and at such times, as shall be necessary to pay in full the obligations of the Fund under this Agreement when due; and take such action as may be necessary to collect or otherwise enforce the payment of such cash capital contributions, in each case to the extent necessary for the Fund to comply in a timely manner with its obligations under this Agreement.

                  (b) Until all Obligations of the Fund and the General Partner shall have been satisfied and discharged pursuant to Section 22 hereof, each of the Fund and the General Partner hereby covenant that: (i) the Fund (or one or more of its affiliates) shall, at all times, own, both legally and beneficially, 100% of the voting stock of Holdco, (ii) the Fund will not Transfer any of its interests in Holdco in any way which would reduce its economic interest in Holdco below the percentage set forth in Section 14(9) hereof, and (iii) the Fund will cause Holdco to own all of the outstanding common equity securities of STC. "Transfer" means the direct or indirect offer, sale, donation, assignment (as collateral or otherwise) pledge, hypothecation, encumbrance, transfer, bequest or disposition of or solicitation of an offer to buy or purchase any of the legal, economic or beneficial rights of, or interests in, any equity securities.

                  (c) The Fund shall at all times maintain compliance with
Section 14(7) so that such representation and warranty will be accurate at all times. The General Partner will cause the Fund to be in compliance with the first sentence of this Section 15(d).

                  (d) Until all Obligations of the Fund and the General Partner shall have been satisfied and discharged pursuant to Section 22 hereof, each of the Fund and the General Partner hereby covenant that (i) it will comply with
Section 5.12 of the Second Amended and Restated Partnership Agreement of Hicks, Muse, Tate & Furst Equity Fund III, L.P. as in effect on the date hereof and
(ii) maintain net assets (valued at the lesser of book value or fair value), at least equal to the sum of (x) $124.3 million, plus (y) the maximum amount of Other Obligations (as defined in Section 14(7) hereof).

                  Section 16. Indemnity. The Fund hereby agrees to indemnify and hold the Arranger and each Purchaser free and harmless from and against all loss, cost, damage, and expense, including attorney's fees and costs, which the Arranger or any Purchaser shall at any time have actually sustained by reason of the inaccuracy or breach of any of the foregoing representations and warranties as of the date of the foregoing representations and warranties are made or are deemed remade.

                  Section 17. Receipt of Credit Documents. The Fund by its execution hereof acknowledges receipt of true copies of the Securities Purchase Agreement.

                  Section 18. Successors; Assigns. This Agreement shall be binding upon the Fund and its successors and assigns.

                  Section 19. Reliance on Requests for Advances. The Arranger shall be entitled to honor any request for purchase of Preferred Stock, Series B, made by STC under the Securities Purchase Agreement and shall have no obligation to see to the proper disposition of the proceeds of any such purchase or the drawings thereunder. The Fund agrees that its obligations hereunder shall not be released or affected by reason of (x) the failure to satisfy any conditions precedent to any such purchase and the issuance of the Preferred Stock, Series B at the time of the making thereof or (y) any improper disposition by STC of the proceeds of any such purchase.

                  Section 20. Appointment as Agent for STC. The Fund, at its office in New York City hereby accepts its appointment by STC as agent for service of process and agrees to promptly forward any and all process received by the Fund in respect of STC and/or its property to STC via facsimile, followed by overnight courier, to STC's address as follows:

                  c/o Hicks, Muse, Tate & Furst Incorporated
                  200 Crescent Court, Suite 1600
                  Dallas, Texas  75201
                  Attention:  Lawrence D. Stuart. Jr.
                  Telephone:  (214) 740-7365
                  Telefax:    (214) 740-7313

                  Section 21. Third-Party Beneficiaries. This Agreement shall be for the benefit of the Purchasers, the Arranger and their respective successors and assigns. The holders, from time to time, of the Preferred Stock, Series B, and the persons making the Commitment shall be express third party beneficiaries hereof.

                  Section 22. Satisfaction and Release of this Agreement. Upon the occurrence of (i) the purchase of all shares of Preferred Stock, Series B, in accordance with Sections 2 and/or 3 and the expiration or termination or assignment of the Commitment or (ii) the indefeasible redemption in full in cash or cash equivalents of all outstanding shares of Preferred Stock, Series B, under the Securities Purchase Agreement and the expiration or termination of the Commitment, then, subject to the provisions of Section 8(b), all obligations of the Fund under this Agreement shall be deemed satisfied and discharged and this Agreement shall be released.

                  Section 23. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 24. GOVERNING LAW; SUBMISSION TO JURISDICTION: VENUE; WAIVER OF JURY TRIAL. (1) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE FUND AND EACH GENERAL PARTNER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE FUND AND EACH GENERAL PARTNER HEREBY IRREVOCABLY AGREES TO ACCEPT AT ITS OFFICE AT 1325 AVENUE OF THE AMERICAS, 25TH FLOOR, NEW YORK, NEW YORK 10019 SERVICE OF

ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH OFFICE SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH IN NEW YORK, NEW YORK, THE FUND AND EACH GENERAL PARTNER AGREES TO DESIGNATE A NEW AGENT FOR SERVICE OF PROCESS IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ARRANGER. THE FUND AND EACH GENERAL PARTNER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE FUND AND EACH GENERAL PARTNER AT ITS ADDRESS SET FORTH IN SECTION 13 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ARRANGER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE FUND AND EACH GENERAL PARTNER IN ANY OTHER JURISDICTION.

                  (2) THE FUND AND EACH GENERAL PARTNER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (1) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (3) EACH OF THE FUND AND EACH GENERAL PARTNER, THE PURCHASERS AND THE ARRANGER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE).

                  IN WITNESS WHEREOF, the fund has executed this Agreement as of the date first above written.

                                      HICKS, MUSE, TATE & FURST EQUITY
                                        FUND III, L.P., as Assignee

                                      By: HM3/GP PARTNERS, L.P.,
                                          a Texas limited partnership,
                                          its General Partner

                                      By: HICKS, MUSE GP PARTNERS III, L.P.,
                                          a Texas limited partnership,
                                          its General Partner

                                      By: HICKS, MUSE FUND III
                                            INCORPORATED,
                                          a Texas corporation,
                                          its General Partner


                                      By: /s/ Daniel S. Dross
                                         -----------------------------------
                                          Name: Daniel S. Dross, Vice President

                                      (as to Sections 14 and 15 only)
                                      HM3/GP PARTNERS, L.P.,
                                      a Texas limited partnership,
                                      its General Partner

                                      By: HICKS, MUSE GP PARTNERS III, L.P.,
                                          a Texas limited partnership,
                                          its General Partner

                                      By: HICKS, MUSE FUND III
                                            INCORPORATED,
                                          a Texas corporation,
                                          its General Partner


                                      By: /s/ Daniel S. Dross
                                         --------------------------------------
                                          Name: Daniel S. Dross, Vice President

                                      (as to Sections 14 and 15 only)
                                      HICKS, MUSE GP PARTNERS III, L.P.,
                                      a Texas limited partnership, its
                                      General Partner

                                      By: HICKS, MUSE FUND III
                                            INCORPORATED,
                                          a Texas corporation,
                                          its General Partner


                                      By: /s/ Daniel S. Dross
                                         --------------------------------------
                                          Name: Daniel S. Dross, Vice President

                                      (as to Sections 14 and 15 only)
                                      HICKS, MUSE FUND III
                                        INCORPORATED,
                                      a Texas corporation,
                                      its General Partner


                                      By: /s/ Daniel S. Dross
                                         --------------------------------------
                                          Name: Daniel S. Dross, Vice President

Accepted and Agreed to
as of the date first above written:

CHASE SECURITIES INC., as Arranger


By: /s/ James P. Casey
   --------------------------------
    Name:  James P. Casey
    Title: Managing Director

THE CHASE MANHATTAN CORPORATION


By: /s/ Louis M. Morrell
   --------------------------------
    Name:  Louis M. Morrell
    Title: Managing Director

CREDIT SUISSE FIRST BOSTON CORPORATION


By: /s/ Joseph D. Carrabino, Jr.
   --------------------------------
    Name:  Joseph D. Carrabino, Jr.
    Title: Managing Director

SALOMON BROTHERS HOLDING COMPANY INC.


By: /s/ Timothy L. Freeman
   --------------------------------
    Name:  Timothy L. Freeman
    Title: Attorney-In-Fact

STC hereby acknowledges that the Arranger and each Purchaser, and any of their Assignees of the Commitment (as defined above) shall be fully and irrevocably released from its Commitment to purchase shares of Preferred Stock, Series B, upon the exercise of any put right under Section 2 of this Agreement.


STC BROADCASTING INC.

By: /s/ Peter Brodsky
   --------------------------------
    Name:  Peter Brodsky
    Title: Assistant Secretary

                        EXHIBIT 1 TO PUT/CALL AGREEMENT

                                    FORM OF

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

                           Dated: ___________, 199__


                  Reference is made to the Put and Call Agreement dated as of February 5, 1999 (as restated, amended, modified, supplemented and in effect from time to time, the "Put and Call Agreement"), among Hicks, Muse, Tate & Furst Equity Fund III, L.P. (the "Fund"), Chase Securities, Inc., as advisor and arranger (the "Arranger") and certain other persons named therein. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Securities Purchase Agreement dated as of February 5, 1999 by and among the Chase Manhattan Bank, STC Broadcasting, a Delaware Corporation and Chase Securities, Inc. and certain other persons named therein This Assignment and Assumption Agreement between [ ], as assignor on behalf of itself and the other persons indicated on the signature page hereto (the "Assignor"), and [ ], as assignee (the "Assignee"), is dated as of the Effective Date (as set forth on Schedule I hereto and made a part hereof).

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, (x) all the Assignor's rights and obligations under the Securities Purchase Agreement with respect to the [ ] shares of Preferred Stock, Series B and (y) all of the Assignor's obligations under the Securities Purchase Agreement to purchase additional shares of Preferred Stock (the "Assigned Obligations").

                  2. The Assignor (i) represents and warrants that it owns the Assigned Obligations free and clear from any lien or adverse claim made by the Assignor; (ii) other than the representation and warranty set forth in clause
(i) above, makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Securities Purchase Agreement or any other instrument, document or agreement delivered in connection therewith, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Securities Purchase Agreement, or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of STC or the performance or observance by STC of any of its obligations under the Securities Purchase Agreement, or any other instrument or document furnished pursuant thereto.

                  3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Securities Purchase Agreement; and (iii) agrees that it will be bound by the provisions of the Securities Purchase Agreement and will perform in accordance with its terms all the obligations which by the terms of the Securities Purchase Agreement are required to be performed by it as the Purchaser.

                  4. After the Effective Date, all payments under the Securities Purchase Agreement in respect of the Assigned Obligations (including, without limitation, all payments of principal, interest and fees with respect thereto) for the period from and after the Effective Date shall be made to the Assignee. The Assignor and the Assignee hereby agree that if the Assignor receives any of the payments referred to in the preceding sentence which should have been made to the Assignee, such payments shall promptly be paid by the Assignor to the Assignee in full. The Assignee hereby agrees to indemnify Assignor with respect to the Assigned Obligations.

                  5. From and after the Effective Date, to the extent, and only to the extent, of the Assigned Obligations, (i) the Assignee shall be a party to the Securities Purchase Agreement and have the rights and obligations of the Purchaser thereunder, and (ii) the Assignor shall relinquish its rights and be released from its obligations under the Securities Purchase Agreement.

                  6. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective duly authorized officers on Schedule I hereto.

                                      [          ], as Assignor


                                      By:
                                         --------------------------------------
                                          Name:
                                          Title:


                                      on behalf of:


                                      Holder Number of Shares of
                                      Preferred Stock Outstanding:


                                      [          ], as Assignee


                                      By:
                                         --------------------------------------
                                          Name:
                                          Title:
ACCEPTED:

ARRANGER


By:
   ----------------------------
    Name:
    Title: